© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 2

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 3

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 4 21% 17% 14% 12% 11% 8% 8% 5% 4%

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 5 Source: Qualtrics Customer Experience Benchmarks (CXB) – Proprietary benchmark survey fielded monthly. Results represent Q4 2023 to Q1 2024 Portil o’s Hot Dogs | Al rights reserved | Do not share or duplicate confidential content, in whole or part, ithout rit en consent

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 6 • • • • • • • • • • • • • • • • • • • With suggested tip Portillo’s doesn’t prompt for tips, but these brands do…

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 7 2023

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 8 3 4 1 6 1 8 2 48 8 5

© 2024 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 9

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1022 Tucson, AZ (1) Pickup locations will be excluded from the class analysis • • • •

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1122 Illustrative Honeymoon Curves • • • • Note: not all restaurants fit neatly into one of these categories but these are the four most common shapes observed. Chicagoland fill-ins First-in-Market Year 1 Year 2 Year 3

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1222 • • • • • • • • • Class of 2022 Class of 2023

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1322 • • • Class Specific Factors

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1422

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1522

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1623 A P P E N D I X

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1722 Class of 2022 Class of 2023

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1822

© 2019 Portillo’s Hot Dogs | All rights reserved | Do not share or duplicate confidential content, in whole or part, without written consent 1922